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                                                                    Exhibit 1.1



                            CERION TECHNOLOGIES INC.

                         3,840,000 SHARES COMMON STOCK*

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                   May 23, 1996



WILLIAM BLAIR & COMPANY, L.L.C.
  As Representative of the Several
  Underwriters Named in Schedule A
222 West Adams Street
Chicago, Illinois  60606

Ladies and Gentlemen:

     SECTION 1. INTRODUCTION. Cerion Technologies Inc. (the "Company"), a Delaware corporation, upon the closing of the transaction contemplated by this Agreement will have an authorized capital stock consisting of 100,000 shares, $.01 par value per share, of Preferred Stock, of which no shares will be outstanding as of such date, and 20,000,000 shares, $.01 par value per share, of Common Stock (the "Common Stock"), of which 7,016,540 shares will be outstanding as of such date. The Company proposes, subject to the terms and conditions stated herein, to issue and sell 1,615,000 shares of its authorized but unissued Common Stock, and Cerion Holdings Inc., a Delaware corporation and the parent of the Company (the "Selling Stockholder"), proposes to sell 2,225,000 shares of the Company's issued and outstanding Common Stock owned by the Selling Stockholder, to the several underwriters named in Schedule A as it may be amended by the Pricing Agreement as hereinafter defined (the "Underwriters"),which Underwriters are acting severally and not jointly. The Selling Stockholder is a wholly owned subsidiary of Nashua Corporation, a Delaware corporation ("Nashua Corporation," and together with the Selling Stockholder, "Nashua"). Collectively, such total of 3,840,000 shares of Common Stock proposed to be sold by the Company and Nashua is


________________________

* Plus an option to acquire up to 576,000 additional shares to cover overallotments.


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hereinafter referred to as the "Firm Shares." In addition, Nashua proposes to grant to the Underwriters an option to purchase up to an aggregate of 576,000 additional shares of Common Stock (the "Option Shares") for the purpose of covering any over-allotments in connection with the sale of the Firm Shares as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares are hereinafter collectively referred to as the "Shares."

     You have advised the Company and Nashua that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if as of the date hereof it has not yet become effective, and the Pricing Agreement as hereinafter defined has been executed and delivered.

     Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, Nashua and the Representative, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, Nashua and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

     The Company and Nashua hereby confirm their respective agreements with the Underwriters as follows:

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND NASHUA. The Company and Nashua, jointly and severally, represent and warrant to the several Underwriters that:

     (a) A registration statement on Form S-1 (File No. 333-2590) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission (the "Commission") by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act;" all references herein to specific rules are to rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof. If the Company and the Underwriters have elected not to rely upon Rule 430A, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company and the Underwriters have elected to rely upon Rule 430A, the Company will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. There have been or will promptly be delivered to you three signed copies of such registration statement and all amendments, and three copies of each exhibit filed therewith, and conformed


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copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters.

     The registration statement and prospectus, each as amended, on file with the Commission at the time the registration statement became or becomes effective, including the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, are hereinafter called the "Registration Statement" and the "Prospectus," respectively, except that if the prospectus filed by the Company pursuant to Rule 424(b) differs from the prospectus on file at the time the Registration Statement became or becomes effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with the Commission or transmitted to the Commission for filing. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act."

     (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus, at the time of filing thereof, has conformed in all material respects with the requirements of the 1933 Act (except to the extent that, in conformity with the 1933 Act, such preliminary prospectus is subject to completion), and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and when the Registration Statement and any amendment thereto became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date, each as hereinafter defined, as the case may be, the Registration Statement, or such amendment, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company and Nashua make no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative regarding the Underwriters specifically for use in the preparation thereof.

     (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, each jurisdiction in which it owns or leases substantial properties, has an office, or in which substantial business is conducted and such qualification is


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required, except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect on the Company's ability to perform its obligations under this Agreement or on the condition (financial or otherwise) or results of operations of the Company; and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.
(d) The Company does not, directly or indirectly, own, of record or beneficially, any outstanding voting securities or other equity interests in or control any corporation, limited liability company, partnership, trust, joint venture or other entity.

     (e) The issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus and such shares have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus and, except as disclosed in the Prospectus, there are no options, rights or warrants for the purchase of Common Stock, or securities convertible or exchangeable into, or exercisable for, Common Stock, and there are no agreements with respect thereto.

     (f) The Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

     (g) The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and (i) will not violate any provision of the Company's charter or bylaws and
(ii) will not result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust or other instrument to which the Company is a party or by which the Company or its properties may be bound or affected, or any order, rule or regulation applicable to the Company of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company was or is now a party or by which it is bound. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body or of any other person is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc. ("NASD"). This Agreement has been, and the Pricing Agreement has been or will be, duly executed and delivered by the Company.

     (h) The accountants who have expressed their opinions with respect to certain of the financial statements and schedules included in the Registration Statement are independent accountants as required by the 1933 Act.



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     (i) The financial statements and schedules of the Company and its predecessors included in the Registration Statement present fairly the financial position of the Company and its predecessors as of the respective dates of such financial statements, and the results of operations and cash flows of the Company and its predecessors for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information set forth in the Prospectus under "Selected Financial Data" presents fairly on the basis stated in the Prospectus the information set forth therein. The pro forma financial statements and other pro forma information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with generally accepted accounting principles and the Commission's rules and guidelines with respect to pro forma financial statements and other pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

     (j) Neither Nashua, its subsidiaries nor the Company is in violation of its charter or is in violation of any material provision of its bylaws or is in default under any consent decree or order of any court or administrative body or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contractual obligation to which it is a party; and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which neither singly nor in the aggregate are material to the Company.

     (k) There are no legal or governmental proceedings pending or, to Nashua's or the Company's knowledge, threatened to which Nashua, its subsidiaries or the Company is or may be a party in which the Company or material properties or assets owned or leased by the Company is or may be the subject, or related to environmental or discrimination matters involving the Company, which are not disclosed in the Prospectus, or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

     (l) There are no holders of securities of the Company having rights, contractual or otherwise, to cause registration thereof or preemptive rights to purchase Common Stock, except as disclosed in the Prospectus.

     (m) The Company has good and marketable title to (i) all the properties and assets historically used in Nashua Precision Technologies business and (ii) all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge, security interest or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or such as are not material to the Company. The Company holds its leased properties which are material to the Company under valid and binding leases.


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     (n) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (o) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in its condition (financial or otherwise), business, assets, results of operations or prospects or any material change in its capital stock, short-term debt or long-term debt.

     (p) The Company has obtained agreements from its directors and officers that, for a period of 180 days after this Agreement becomes effective, each of such directors and officers will not, without the prior written consent of the Representative, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock or securities convertible or exchangeable into, or exercisable for, Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such Common Stock, or execute any registration rights with respect to any such Common Stock or securities.

     (q) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

     (r) The Company owns and possesses all right, title and interest in and to, or has duly licensed from third parties a valid and enforceable right to use, all trademarks, copyrights, patents, trade secrets and other proprietary rights ("Trade Rights") presently employed by the Company in connection with its business or historically used by the Nashua Precision Technologies business, whether such Trade Rights are registered or unregistered. Neither Nashua, its subsidiaries nor the Company has received any notice of infringement, misappropriation or conflict from any third party as to such Trade Rights which has not been resolved or disposed of and neither the Company nor the Nashua Precision Technologies business has infringed, misappropriated or otherwise conflicted with Trade Rights of any third parties, which infringement, misappropriation or conflict would have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company.

     (s) The Company is (1) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (2) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (3) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance


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

with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company. In the ordinary course of its business, the Company or Nashua conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company and Nashua have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company.

     (t) The conduct of the business of the Company is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a material adverse effect upon the condition (financial or otherwise), business, assets, results of operations or prospects of the Company.

     (u) All offers and sales of the Company's and its predecessor's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered with or the subject of an available exemption from the registration of the applicable state securities or blue sky laws.

     (v) Nashua, the Company and its predecessors have filed all necessary federal and state income and franchise tax returns and have paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or its properties or assets that would or could be expected to adversely affect the financial condition, assets, operations or prospects of the Company.

     (w) At the time the Registration Statement becomes or became effective, the Shares will be or were registered under the Exchange Act. The Shares have been authorized for trading over-the-counter on the Nasdaq Stock Market's National Market subject to notice of issuance or sale, as the case may be.

     (x) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act").

     (y) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or


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

with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department with notice of such business or change, as appropriate, in a form acceptable to the Department.

     (z) No beneficial owner of the Company's unregistered securities, regardless of the time acquired or the source from which derived, has any direct or indirect affiliation or association with any member of the NASD. Nashua has no direct or indirect affiliation or association with any member of the NASD.

     SECTION 3. ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS OF NASHUA.

     (a) Nashua represents and warrants to, and agrees with, the Company and the Underwriters that:

          (i) Nashua will have on the First Closing Date and the Second Closing Date (as hereinafter defined) valid marketable title to the Shares proposed to be sold by Nashua hereunder on such date, and Nashua has full right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and rights of others; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid marketable title thereto, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, claims and rights of others. The Selling Stockholder holds all of the outstanding capital stock of the Company. Nashua Corporation holds all of the outstanding capital stock of the Selling Stockholder.

          (ii) The making and performance by Nashua of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and (A) will not violate any provision of Nashua's charter or bylaws, and (B) will not result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which Nashua or any subsidiary thereof is a party or by which Nashua, any subsidiary thereof or the property of any of them may be bound or affected, or any order, rule or regulation applicable to Nashua or any such subsidiary of any court or regulatory body, administrative agency or other governmental body having jurisdiction over Nashua or any such subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which Nashua or any such subsidiary was or is now a party or by which it is bound. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other government body or of any other person is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the NASD. This Agreement has


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

     been, and the Pricing Agreement has been or will be, duly executed and delivered by Nashua.

          (iii) Nashua has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

     (b) Nashua agrees with the Company and the Underwriters that, for a period of 180 days after this Agreement becomes effective, Nashua will not, without the prior written consent of the Representative, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock or securities convertible or exchangeable into, or exercisable for, Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such Common Stock, or cause the Company to file with the Commission any registration statement related to any of the foregoing. Notwithstanding the foregoing, Nashua shall be permitted to pledge shares of Common Stock (including Shares until the sale thereof pursuant to this Agreement) to an agent for its creditors so long as such agent agrees to be bound by the terms of this paragraph with respect to the offer, sale or other transfer of any such pledged Common Stock, and provided that such agent shall be permitted to foreclose on and acquire ownership of such pledged Common Stock in compliance with the terms of such pledge but shall not be permitted during the 180-day period referred to above to transfer any pledged Common Stock in a manner prohibited by this paragraph to any person other than itself or its nominee. Nashua represents and warrants to the Company and the Underwriters that any pledge by it existing at the date hereof or entered into in the future of any Common Stock complies and will comply with the requirements of the preceding sentence.

     (c) In order to document the Underwriter's compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, Nashua agrees to deliver to you prior to or on the First Closing Date, as hereinafter defined, a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. The Representative, on behalf of the several Underwriters, represents and warrants to the Company that the information set forth (a) in the last paragraph on the cover page of the Prospectus, (b) in the stabilization paragraph on the bottom of the inside front cover page of the Prospectus and (c) in the first and second sentences of the second paragraph and the single sentence constituting the seventh paragraph under the table of Underwriters under the caption "Underwriting" in the Prospectus is correct and complete in all material respects. The Company, Nashua and the Representative agree that the foregoing items described in this Section 4 were the only information furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus.


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

     SECTION 5. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and Nashua, severally and not jointly, agree to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase 1,615,000 Firm Shares from the Company and 2,225,000 Firm Shares from Nashua at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears to the number of Firm Shares to be sold by the Company the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The obligation of each Underwriter to Nashua shall be to purchase from Nashua that number of full shares which (as nearly as practicable, as determined by you) bears to the number of Firm Shares to be sold by Nashua the same proportion as the number of Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The initial public offering price and the purchase price shall be set forth in the Pricing Agreement.

     At 10:00 A.M., Boston Time, on the third full business day after the first effective trade date of the initial public offering, or at such other time not later than nine full business days after the initial public offering, as you and the Company may agree, the Company and Nashua will deliver to you at the offices of Bingham, Dana & Gould, LLP, Boston, Massachusetts, counsel for the Company, or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by the Company and Nashua against payment of the purchase price therefor by wire transfer of immediately available funds to the Company and Nashua (or, in the case of Nashua, to an account designated by Nashua) as their interests appear. Such time of delivery and payment is herein referred to as the "First Closing Date." The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company prior to 10:00 A.M., Boston Time, on the second full business day preceding the First Closing Date, and will be made available at the Company's expense for checking and packaging by the Representative at 10:00 A.M., Boston Time, on the first full business day preceding the First Closing Date.

     In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, Nashua hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 576,000 Option Shares, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any over allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the initial public offering upon notice by you to the Company and Nashua setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of


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

delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than ten full business days after delivery of such notice of exercise. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by Nashua pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company's expense for checking and packaging at 10:00 A.M., Boston Time, on the first full business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph, except that payment shall be made to the order of Nashua.

     You have advised the Company and Nashua that each Underwriter has authorized you to accept delivery of its Shares, to make payment and to receipt therefor. You, individually and not as the Representative of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

     SECTION 6. COVENANTS OF THE COMPANY AND NASHUA. The Company and Nashua covenant and agree that:

     (a) The Company will advise you promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you promptly of any request of the Commission for an amendment or supplement to the Registration Statement, to any preliminary prospectus or to the Prospectus, or for additional information, and will not file any amendment or supplement to the Registration Statement, any preliminary prospectus or the Prospectus of which you have not been furnished with a copy prior to such filing or to which you reasonably object.

     (b) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus, including any amendments or supplements thereto, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

     (c) The Company will not, prior to the earlier of the Second Closing Date or termination or expiration of the related option, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

     (d) The Company will not acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the related option, nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the related option, except in either case as contemplated by the Prospectus.

     (e) As soon as practicable, but in any event not later than August 15, 1997, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

     (f) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you copies of the Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents, in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

     (g) The Company and Nashua will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as you designate and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified.

     (h) During the period of five years hereafter, the Company will furnish you and the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the NASD; (ii) as soon as available, of each report or communication of the Company mailed to stockholders; (iii) every material press release with respect to the Company; and (iv) any additional information of a public nature concerning the Company or its business that you may request.

     (i) The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

     (j) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A, then immediately following the execution and delivery of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b), copies of an amended prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended prospectus), containing all information so omitted.

     (k) The Company will file with the Commission in a timely manner all reports on Form SR required by Rule 463 and will furnish you copies of any such reports as soon as practicable after the filing thereof.

     (l) The Company will not, for a period of 180 days after this Agreement becomes effective, without the prior written consent of the Representative, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock or securities convertible or exchangeable into, or exercisable for, Common Stock (except Common Stock issued pursuant to the employee or director stock plans described in the Prospectus), or file any registration statement with the Commission related to any of the foregoing (except for registration statements on Form S-8 in respect of an employee benefit plan of the Company).

     SECTION 7. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company and Nashua agree, jointly and severally, to pay (i) all costs, fees and expenses (except legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters other than those contemplated by clause (ii) below) incurred in connection with the performance of the Company's and Nashua's obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and the blue sky memorandum, (ii) all costs, fees and expenses (including all filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters relating to this clause (ii)) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under blue sky laws, including the preparation of a blue sky memorandum relating to the Shares, and clearance of such offering with the NASD; and (iii) all fees and expenses of the Company's transfer agent, all fees and expenses in connection with the authorization and listing of the Shares on the Nasdaq Stock

Market, the costs of printing the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters.

     SECTION 8. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and Nashua herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company and Nashua made pursuant to the provisions hereof, to the performance by the Company and Nashua of any of its obligations hereunder, and to the following additional conditions:

     (a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on to the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, Nashua or you, shall be contemplated by the Commission, and there shall not have come to the attention of the Representative any facts that would cause it to believe that the Prospectus, at the time it was required to be delivered to purchasers of the Shares, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company and the Underwriters have elected to rely upon Rule 430A, the information concerning the initial public offering price of the Shares and price-related information shall have been properly transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representative of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)).

     (b) The Shares shall have been qualified for sale under the blue sky laws of such states as shall have been specified by the Representative.

     (c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

     (d) You shall not have advised the Company or Nashua that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

     (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries, whether or not arising in the ordinary course of business, which, in the judgment of the Representative, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

     (f) There shall have been furnished to you, as the Representative of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

     (i) An opinion of Bingham, Dana & Gould LLP, counsel for the Company and Nashua, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

          (1) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of real property requires such qualification, except where the failure so to qualify would not have a material adverse effect upon the condition (financial or otherwise), business, assets, results of operations or prospects of the Company;

          (2) the authorized capital stock of the Company, of which there is outstanding the amount set forth in the Registration Statement and Prospectus (except for subsequent issuances, if any, pursuant to stock options described in the Prospectus), conforms as to legal matters in all material respects to the description thereof in the Registration Statement and Prospectus; and the forms of certificates used to evidence the Common Stock and the Shares comply with all applicable statutory and Nasdaq National Market requirements;

          (3) the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and free of statutory or, to the knowledge of such counsel, contractual preemptive rights;

          (4) the certificates for the Shares to be delivered hereunder are in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights and, to the knowledge of such counsel, will be free of any pledge, lien, encumbrance, claim or preemptive rights of, or rights of first refusal in favor of, stockholders with respect to any of the Shares or the issuance or sale thereof, and, to such counsel's knowledge, there are no contractual preemptive rights, rights of first refusal, rights of co-sale or other similar rights which exist with respect to any of the Shares or the issuance and sale thereof; and the Shares to be sold hereunder have been registered under the Exchange Act and have been authorized and qualified for inclusion on the Nasdaq Stock Market's National Market, subject to notice of issuance;

          (5) the Registration Statement has become effective under the 1933 Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act;

          (6) this Agreement and the Pricing Agreement and the performance of the Company's and Nashua's obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Company and Nashua, and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Company and Nashua and, assuming that the Company and Nashua have received the agreed to consideration therefor and that such agreements are the binding obligation of the Underwriters, are the legal, valid and binding agreements of the Company and Nashua, except as enforceability of the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, marshalling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights), and that the enforcement of any of the Underwriters' rights may in all cases be subject to an implied duty of good faith and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and except as to those provisions relating to indemnities or contribution for liabilities arising under the 1933 Act or any other federal or state securities law as to which no opinion need be expressed, it being understood that no opinion is given therein as to the enforceability of any particular provision of the Agreement relating to remedies after default or as to the availability of any specific or equitable relief of any kind;

          (7) no approval, order, authorization or consent of any public board, agency or instrumentality of the United States or, to the knowledge of such counsel, of any state or other jurisdiction or of any other person is necessary in connection with the sale of Shares by Nashua or the issue or sale of the Shares by the Company pursuant to this Agreement and the Pricing Agreement (other than under the 1933 Act, applicable blue sky laws and the rules of the NASD) or the consummation by the Company or Nashua of any other transactions contemplated hereby or thereby, except such as have been obtained;

          (8) the statements in the Registration Statement and the Prospectus under the caption "Business--Intellectual Property and Proprietary Rights," to such counsel's knowledge, are accurate summaries in all material respects of the matters set forth therein; and such counsel is not aware of any legal, governmental or administrative agency proceedings pending relating to any Trade Rights of the Company, and to such counsel's knowledge, no such proceedings are threatened or contemplated by such agencies or others;

          (9) to such counsel's knowledge, no person has the right, contractual or otherwise, to cause the Company to register pursuant to the 1933 Act any shares of capital stock of the Company upon the issue and sale of the Shares to be sold by the Company to the Underwriters pursuant to this Agreement;

          (10) the Company is not an "investment company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act;

          (11) to such counsel's knowledge, all sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act;

          (12) Nashua has full corporate right, power and authority to enter into this Agreement and the Pricing Agreement and to sell, transfer and deliver the Shares to be sold on the First Closing Date or the Second Closing Date, as the case may be, by Nashua hereunder; upon delivery of certificates registered in the name of the Underwriters of such Shares to be sold by Nashua, each Underwriter that is a "bona fide purchaser" (as defined in Section 8-302 of the Massachusetts Uniform Commercial Code) will acquire valid marketable title to such Shares, free of any adverse claim, liens, encumbrances, security interests, rights of others or any restriction on transfer imposed on such Shares by Nashua or the Company; and

          (13) the execution and performance of this Agreement and the Pricing Agreement, the issue and sale of the Shares, and the consummation by the Company and Nashua of the transactions contemplated herein and therein, will not contravene, conflict with any of the provisions of, or result in a breach or default under, any of the terms or provisions of any agreement, franchise, license, indenture, mortgage, deed of trust, note agreement or other agreement or instrument of the Company, Nashua or its subsidiaries or by which the property of any of them is bound known to such counsel; nor will such actions violate any of the provisions of the charter or bylaws of the Company, Nashua or its subsidiaries or, so far as is known to such counsel, violate any statute, order, rule or regulation of any court or regulatory or governmental body having jurisdiction over the Company, Nashua or its subsidiaries.

          In rendering such opinion, such counsel may rely upon the opinions of other competent counsel and, as to factual matters, on certificates of officers of the Company and Nashua and of state officials, in which case their opinion is to state that they are so doing and copies of such opinions or certificates are to be attached to the opinion.

          In addition, such counsel shall state that such counsel have participated in certain conferences with officers and other representatives of the Company and Nashua, representatives of the Representative and representatives of the independent accountants of the Company, at which conferences the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, no facts have come to their attention that have caused them to believe that the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable) as amended or supplemented (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein as to which such counsel need express no belief), as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any amendment or supplement thereto, (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made or that, as of the First Closing Date or the Second Closing Date, as the case may be, the Prospectus or any further amendment or supplement thereto made by the Company prior to the First Closing Date or the Second Closing Date, as the case may be, (except for the financial statements and notes thereto, the financial statement schedules and other statistical or financial data included therein to which such counsel need express no belief) contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and such counsel do not know of any legal or governmental proceedings pending or threatened required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required.

     (ii) Such opinion or opinions of Sidley & Austin, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares to be sold by the Company, the form of the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may request for the purpose of enabling them to pass upon such matters.

     (iii) A certificate of the chief executive officer and the chief financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

          (1) the representations and warranties of the Company set forth in
     Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

          (2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and, to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

     The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in said certificate.

          (iv) A certificate of an executive officer of Nashua dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that the representations and warranties of Nashua set forth in Sections 2 and 3 of this Agreement are true and correct as of such date and Nashua has complied with all the agreements and satisfied all the conditions on the part of Nashua to be performed or satisfied at or prior to such date. The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of Nashua as to the facts required in the immediately preceding sentence to be set forth in said certificate.

          (v) Such further certificates and documents as you may reasonably request.

     (g) At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as the Representative of the Underwriters, from Price Waterhouse L.L.P., independent accountants, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in Schedule B. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representative to proceed with the public offering or purchase of the Shares as contemplated hereby.

     (h) At the time the Pricing Agreement is executed, there shall be delivered to you a letter from each of the Company's officers and directors, in which each such person agrees for a period of 180 days after the date of the Prospectus, without the prior written consent of the Representative, not to (1) offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock, or any securities convertible or exchangeable into, or exercisable for, any Common Stock, or in any other manner transfer all or a portion of the economic consequences associated with the ownership of any such Common Stock (except for bona fide gifts to donees who agree to be bound by the restrictions of this paragraph (h)) or (2) announce an intent to offer or sell any such Common Stock or securities, or exercise any registration rights with respect to any such Common Stock or securities.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to Sidley & Austin, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

     If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company and Nashua without liability on the part of any Underwriter or the Company or Nashua, except for the expenses to be paid or reimbursed by the Company and Nashua pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

     SECTION 9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or Nashua to perform any agreement herein or to comply with any provision hereof (unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter), the Company and Nashua agree, jointly and severally, to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including the fees and expenses of Sidley & Austin) that shall have been incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 7 and Section 11 shall at all times be effective and shall continue to apply.

     SECTION 10. EFFECTIVENESS OF REGISTRATION STATEMENT. You, the Company and Nashua will use your and their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

     SECTION 11. INDEMNIFICATION.

     (a) The Company and Nashua, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or Nashua, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that neither the Company nor Nashua will be liable in any such case to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives regarding the Underwriters and specifically for use therein or (ii) if such statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by any Underwriter (or any person who controls any Underwriter) resulted from an action, claim or suit by any person who purchased Shares which are the subject thereof from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the 1933 Act. In addition to their other obligations under this Section 11(a), the Company and Nashua, jointly and severally, agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and Nashua's obligation to reimburse the Underwriters for such expenses and the possibility that such payment might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company and Nashua may otherwise have.

     (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and Nashua and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, Nashua or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement relates the information furnished to the Company by and on behalf of the Underwriters for use in the Registration Statement as set forth in Section 4 of this Agreement; and will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company, or any such director, officer, Nashua or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 11(b), the Underwriters agree that, as an interim measure during the pendency of any such claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(b), they will reimburse the Company and Nashua on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and Nashua for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representative in the case of paragraph (a), representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding. It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Section 11(a) or (b) hereof, including the amount of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Section 11(a) or (b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses that are created by the provisions of such Section 11(a) or (b) hereof. No indemnifying party shall be liable for the expenses of any settlement effected without its prior consent, which consent shall not be unreasonably withheld.

     (d) If the indemnification provided for in this Section is unavailable to an indemnified party under paragraph (a) or (b) of this Section 11 in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, Nashua and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, Nashua and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, Nashua and the Underwriters shall be deemed to be in the same proportion, in the case of the Company and Nashua, as the total price paid to the Company and Nashua for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and, in the case of the Underwriters, as the underwriting discount received by them bears to the total of such amounts paid to the Company and Nashua and received by the Underwriters as underwriting discount, in each case as contemplated by the Prospectus. The relative fault of the Company, Nashua and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Nashua, on the one hand, or by the Underwriters as set forth in Section 4 hereof, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company, Nashua and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation, even if the Underwriters were considered as one person, or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section are several in proportion to their respective underwriting commitments and not joint.

     (e) The provisions of this Section shall survive any termination of this Agreement.

     SECTION 12. DEFAULT OF UNDERWRITERS. It shall be a condition to the agreement and obligation of the Company and Nashua to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representative of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the Representative may make arrangements satisfactory to the Company and Nashua for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representative, the Company and Nashua for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company or Nashua, except for the expenses to be paid by the Company and Nashua pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof.

     In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representative or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriters" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     SECTION 13. EFFECTIVE DATE. This Agreement shall become effective immediately as to Sections 7, 9, 11 and 14 and as to all other provisions at the time at which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday

(and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company and Nashua or by release of any Shares for sale to the public. For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

     SECTION 14. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

     (a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company and Nashua at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or Nashua to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof) or of any Underwriter to the Company or Nashua.

     (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by Illinois, New York, or United States authorities, or (iii) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of the Representative makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or Nashua or on the part of the Company or Nashua to any Underwriter (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof).

     SECTION 15. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of Nashua and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, or Nashua, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

     SECTION 16. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company L.L.C., 222 West Adams Street, Chicago, Illinois 60606, with a copy to John J. Sabl, Sidley & Austin, One First National Plaza, Chicago, Illinois 60603; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters at 1401 Interstate Drive, Champaign, Illinois 61821-1090, with a copy to Michael P. O'Brien, Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts 02110; and if sent to Nashua will be mailed, delivered or telegraphed and confirmed to Nashua at its corporate headquarters at 44 Franklin Street, P.O. Box 2002, Nashua, New Hampshire 03061-2002.

     SECTION 17. SUCCESSORS. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 11, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

     SECTION 18. REPRESENTATION OF UNDERWRITERS. You will act as the Representative for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

     SECTION 19. PARTIAL UNENFORCEABILITY. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

     SECTION 20. APPLICABLE LAW. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.



                                   * * * * * *

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, Nashua and the several Underwriters, including you, all in accordance with its terms.

                                      Very truly yours,

                                      CERION TECHNOLOGIES INC.


                                      By: /s/  David A. Peterson
                                          -------------------------
                                            Chief Executive Officer



                                      NASHUA CORPORATION


                                      By: /s/  Gerald G. Garbacz
                                          -------------------------



                                      CERION HOLDINGS INC.


                                      By: /s/  Gerald G. Garbacz
                                          -------------------------


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.
Acting as Representative of the
several Underwriters named in
Schedule A.

WILLIAM BLAIR & COMPANY, L.L.C.


By: /s/  Richard M. King
    ------------------------------

                                                                    EXHIBIT A




                            CERION TECHNOLOGIES INC.

                         3,840,000 SHARES COMMON STOCK*

                                PRICING AGREEMENT
                                -----------------

                                                                  _______, 1996


WILLIAM BLAIR & COMPANY, L.L.C.
  As Representative of the Several
  Underwriters
222 West Adams Street
Chicago, Illinois  60606

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement dated , ________ 1996 (the "Underwriting Agreement") relating to the sale by the Company and Cerion Holdings Inc., a Delaware corporation and the parent of the Company (the "Selling Stockholder"), and the purchase by the several Underwriters for whom William Blair & Company, L.L.C. is acting as the representative (the "Representative"), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

     Pursuant to Section 5 of the Underwriting Agreement, the Company and Nashua agree with the Representative as follows:

     1. The initial public offering price per share for the Shares shall be $______.

     2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $______, being an amount equal to the initial public offering price set forth above less $_____ per share.

     Schedule A is amended as follows:

                                 [If Applicable]




_______________________________

* Plus an option to acquire up to 576,000 additional shares to cover over allotments.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, Nashua and the several Underwriters, including you, all in accordance with its terms.

                                 Very truly yours,


                                 CERION TECHNOLOGIES INC.



                                 By:
                                     --------------------------
                                     Chief Executive Officer



                                 NASHUA CORPORATION


                                 By:
                                     --------------------------



                                 CERION HOLDINGS INC.


                                 By:
                                     --------------------------


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.
Acting as Representative of the
several Underwriters

WILLIAM BLAIR & COMPANY, L.L.C.


By:
   ------------------------------

                                   SCHEDULE A

                                                                      Number of
                                                                     Firm Shares
                                                                        to be
Underwriter                                                           Purchased
- -----------                                                           ---------

William Blair & Company, L.L.C. ..............................        1,700,000
Alex. Brown & Sons Incorporated ..............................           95,000
Dean Witter Reynolds Inc......................................           95,000
Dillon, Read & Co. Inc........................................           95,000
A.G. Edwards & Sons, Inc......................................           95,000
Goldman, Sachs & Co...........................................           95,000
Hambrecht & Quist LLC.........................................           95,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated ...........           95,000
Montgomery Securities.........................................           95,000
Morgan Stanley & Co. Incorporated ............................           95,000
PaineWebber Incorporated......................................           95,000
Prudential Securities Incorporated ...........................           95,000
Robertson, Stephens & Company LLC ............................           95,000
Salomon Brothers Inc..........................................           95,000
C.L. King & Associates, Inc. .................................           95,000
George K. Baum & Company......................................           45,000
Brean Murray, Foster Securities Inc. .........................           45,000
The Chicago Corporation.......................................           45,000
Dain Bosworth Incorporated....................................           45,000
First of Michigan Corporation ................................           45,000
Gabelli & Company, Inc........................................           45,000
J.J.B. Hilliard, W.L. Lyons, Inc. ............................           45,000
Howe Barnes Investments, Inc. ................................           45,000
EVEREN Securities, Inc........................................           45,000
McDonald & Company Securities, Inc. ..........................           45,000
Mesirow Financial, Inc. ......................................           45,000
Needham & Company, Inc. ......................................           45,000
Piper Jaffray Inc.............................................           45,000
Principal Financial Securities, Inc...........................           45,000
Sutro & Co. Incorporated......................................           45,000
Tucker Anthony Incorporated ..................................           45,000
Van Kasper & Company..........................................           45,000
Wheat First Butcher Singer....................................           45,000
                                                                      ---------
          Total   ............................................        3,840,000
                                                                      =========

                                   SCHEDULE B



                   Comfort Letter of Price Waterhouse, L.L.P.

     (1) They are independent public accountants with respect to the Company within the meaning of the 1933 Act.

     (2) In their opinion the financial statements and schedules of the Company included in the Registration Statement and Prospectus and the financial statements of the Company from which the information presented under the caption "Selected Financial Data" has been derived which are stated therein to have been examined by them comply with the applicable accounting requirements of the 1933 Act.

     (3) Based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (a) the unaudited financial information of the Company included in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and Prospectus or (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than five days prior to the date of this Agreement (in the case of the first letter of such accountants), there was any increase in long-term or short-term (other than normal payments) debt or any decrease in total assets, net current assets, stockholders's equity or common stock, as compared with amounts shown on the latest balance sheet included in the Registration Statement and Prospectus, or (C) for the period from the closing date of the latest income statement included in the Registration Statement and Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Registration Statement and Prospectus, in the amounts of net sales, income before income taxes or in the total or per share amounts of net income, except in all cases set forth in this Paragraph 3 for changes, increases or decreases which the Registration Statement and Prospectus disclose have occurred or may occur or which are described in such letter.

     (4) Based upon the procedures set forth in Paragraph 3 above and Paragraph 5 below and a reading of the "Selected Financial Data," and the pro forma financial information contained in the Prospectus and the information contained under the caption "Management" included in the Registration Statement and Prospectus, nothing has come to their attention that caused them to believe that the "Selected Financial Data" and the pro forma financial information included in the Registration Statement and Prospectus do not comply in all material respects with the applicable requirements of Regulation S-K under the 1933 Act and the Exchange Act (e.g. "Selected Financial Data" (Item 301) and "Supplementary Financial Information" (Item 302)), or that the information set forth therein is not fairly stated in relation to the financial statements from which it was derived, and nothing has come to their attention that caused them to believe that the information under the caption "Management" contained in the Registration Statement and Prospectus does not comply in all material respects with the applicable requirements of Item 402 ("Executive Compensation") of such Regulation S-K.

     (5) They are unable to and do not express any opinion on the pro forma financial information contained in the Prospectus or on the pro forma adjustments applied to the historical amounts included in such information; however, for purposes of such letter they have: (A) read the pro forma financial information contained in the Prospectus, (B) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the pro forma financial information contained in the Prospectus comply in form in all material respects with the applicable accounting requirements of Regulation S-X and (C) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial information contained in the Prospectus. Nothing has come to their attention as a result of such procedures, however, that caused them to believe that such pro forma financial information does not comply as to form in all material respects with the applicable requirements of Article XI of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of the pro forma financial information.

     (6) In addition to the examination referred to in their opinions and the limited procedures referred to in Paragraph 3 above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages, ratios and financial information that has been derived from the accounting and financial records of the Company that are subject to internal accounting controls which are included in the Registration Statement and Prospectus and which are specified by the Representative, and have found such amounts, percentages, ratios and financial information to be in agreement with the relevant accounting and financial records of the Company identified in such letter.

     (7) In the case of the second or third letter of such accountants, they reaffirm the statements made pursuant to Paragraphs 1 through 6 above, except that the specified date referred to shall be a date not more than two days prior to the date of such letter and, if the Company has elected to rely on Rule 430A under the 1933 Act, to the further effect that they have carried out procedures as specified in Paragraph 6 with respect to certain amounts, percentages and financial information specified by the Representative and deemed to be a part of the Registration Statement pursuant to Rule 430(A)(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in Paragraph 6.






                                      -2-